Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                         For the Month of February 2000
                      Distribution Date of March 15, 2000
                            Servicer Certificate #46

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $49,297,540.90
Beginning Pool Factor                                        0.1071816

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $3,726,024.41
     Interest Collected                                    $335,903.66

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $80,396.38
Total Additional Deposits                                   $80,396.38

Repos / Chargeoffs                                          $13,739.48
Aggregate Number of Notes Charged Off                               66

Total Available Funds                                    $4,142,324.45

Ending Pool Balance                                     $45,557,777.01
Ending Pool Factor                                           0.0990507

Servicing Fee                                               $41,081.28

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,799,734.67
     Target Percentage                                           5.00%
     Target Balance                                      $2,277,888.85
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                  ($140,913.41)
     Ending Balance                                      $9,658,821.26

Current Weighted Average APR:                                   8.883%
Current Weighted Average Remaining Term (months):                12.53

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days            $736,882.45       470
                                 31 - 60 days           $256,955.78       148
                                 60+  days              $101,425.63        52

     Total:                                           $1,095,263.86       492

     Balances:                   60+  days              $894,131.12        52

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $41,062.18
+    Excess Serv.                                        $99,851.23
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,799,734.67

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of February 2000

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $49,297,540.90
Ending Pool Balance                           $45,557,777.01

Collected Principal                            $3,726,024.41
Collected Interest                               $335,903.66
Charge - Offs                                     $13,739.48
Liquidation Proceeds / Recoveries                 $80,396.38
Servicing                                         $41,081.28
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $4,101,243.17

Beginning Balance                             $49,297,540.90             $0.00     $43,202,323.35     $6,095,217.55

Interest Due                                     $261,628.05             $0.00        $228,612.29        $33,015.76
Interest Paid                                    $261,628.05             $0.00        $228,612.29        $33,015.76
Principal Due                                  $3,739,763.89             $0.00      $3,571,474.51       $168,289.38
Principal Paid                                 $3,739,763.89             $0.00      $3,571,474.51       $168,289.38

Ending Balance                                $45,557,777.01             $0.00     $39,630,848.84     $5,926,928.17
Note / Certificate Pool Factor                                          0.0000             0.1141            0.2863
   (Ending Balance / Original Pool Amount)
Total Distributions                            $4,001,391.94             $0.00      $3,800,086.80       $201,305.14

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                  $99,851.23
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,799,734.67
(Release) / Draw                                ($140,913.41)
Ending Reserve Acct Balance                    $9,658,821.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of February 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     6                5                 4               3                 2               1
                                  Sep-99           Oct-99            Nov-99          Dec-99            Jan-00          Feb-00
Beginning Pool Balance       $72,004,628.02   $67,117,369.24   $62,381,506.88   $57,024,922.28   $53,062,544.68   $49,297,540.90

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $26,119.71       $31,627.11       $16,230.71       $43,120.73       $25,930.25       $13,739.48
    Recoveries                  $247,754.39       $40,276.84      $123,046.97      $100,964.67       $59,893.79       $80,396.38
Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)           $90,978.55              Total Charged off (Months 1 - 6)           $156,767.99
     Total Recoveries (Months 3, 2, 1)           $241,254.84              Total Recoveries (Months 1 - 6)            $652,333.04
     Net Loss / (Recoveries) for 3 Mos          ($150,276.29)(a)          Net Loss/(Recoveries) for 6 Mos.          ($495,565.05)(c)

Total Balance (Months 5, 4, 3)               $186,523,798.40 (b)          Total Balance (Months 1 - 6)           $360,888,512.00 (d)

Loss Ratio Annualized  [(a/b) * (12)]               -0.9668%              Loss Ratio Annualized [(c/d) (12)]          -1.6478%

Trigger:  Is Ratio > 1.5%                                 No              Trigger:  Is Ratio > 6.0%                         No

                                                                                    Dec-99            Jan-00          Feb-00
B)   Delinquency Trigger:                                                          $514,258.83      $695,300.82      $894,131.12
     Balance delinquency 60+ days                                                     0.90181%         1.31034%         1.81374%
     As % of Beginning Pool Balance                                                   0.70484%         0.93657%         1.34197%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                    2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer